EXHIBIT 99.1

Boise Cascade

1111 West Jefferson Street Ste 300  PO Box 50  Boise, ID 83728

News Release

Investor Relations Contact

Wayne Rancourt

Office 208 384 6073

For Immediate Release: March 10, 2009

Boise Cascade Holdings Reports Fourth Quarter 2008 Financial Results

BOISE, Idaho – Boise Cascade Holdings, L.L.C. (BC Holdings or Company) announced net losses of $40.5 million and $288.0 million for the quarter and year ended December 31, 2008, respectively.  Approximately $219.4 million of the full year loss was related to noncash charges associated with the Company’s equity investment in Boise Inc.

In fourth quarter 2008, BC Holdings’ building products subsidiary, Boise Cascade, L.L.C., reported negative earnings before interest, taxes, depreciation, and amortization (“EBITDA”) of $31.5 million, which included the negative impact of $7.5 million of expenses related to the planned closure of its White City, Oregon, plywood operation.  The individual segment results are discussed in more detail below.

“End product demand from new residential construction in the fourth quarter was very weak and has continued into the first part of this year.  Our employees and management team have continued to find ways to reduce costs and improve efficiencies, but it will be a difficult challenge to return to profitability if new residential construction in the U.S. remains at the levels experienced over the last six months.  All of our manufacturing operations are running at reduced levels, as we work to keep our inventories in line with reduced sales.  We are hopeful for a modest seasonal uptick in demand as we move into the spring and summer; however, 2009 could very well end up more difficult than what we experienced in 2008.  We have very good liquidity, finishing 2008 with over $330 million of cash and available undrawn bank line capacity,” commented Duane McDougall, chairman and chief executive officer.

Fourth Quarter Segment Results

U.S. housing starts declined 43% in the fourth quarter, dropping from an annualized rate of 1.151 million in the fourth quarter 2007 to 0.661 million in the fourth quarter 2008.  In the fourth quarter,

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turmoil in financial markets, continuing foreclosures, elevated inventories of unsold homes, falling median home prices, rising unemployment, and a decline in consumer confidence all contributed to a weak demand environment for the building products we manufacture and distribute.

Sales in our Building Materials Distribution (“BMD”) business during the fourth quarter were $411 million, compared with $545 million in fourth quarter 2007 and $584 million in third quarter 2008.  Relative to fourth quarter 2007, the 24% decline in sales resulted from a 26% decline in product volumes sold offset by a 2% increase in product prices.  The EBITDA generated by BMD fell from $6.6 million in fourth quarter 2007 to negative $2.9 million in fourth quarter 2008.  BMD’s lower sales activity resulted in fewer gross margin dollars being generated to cover cash operating costs, such as occupancy, payroll, and delivery.

Sales in our Wood Products segment during the fourth quarter were $156 million, compared with $216 million in fourth quarter 2007 and $215 million in third quarter 2008.  Relative to fourth quarter 2007, sales of engineered wood products, plywood, and lumber declined due to lower volumes and prices.  Particleboard sales declined as reduced volumes were only modestly offset by higher prices.  Fourth quarter EBITDA for Wood Products was negative $24.7 million, down $27.7 million from the $3.0 million of positive EBITDA reported in fourth quarter 2007.  The decrease in EBITDA was driven principally by sales volume and pricing declines.  The fourth quarter 2008 negative EBITDA included $7.5 million of expenses associated with our plan to permanently close our White City, Oregon, plywood mill in March.  We have been taking rolling curtailments at all of our other Wood Products operations to maintain appropriate inventory levels, while trying to minimize the negative impact these curtailments have on our employees and our operating results.

Outlook

We expect end product demand to remain very weak when compared to normal historical demand levels.  We believe single-family housing starts are unlikely to rebound during 2009 absent a change in the mortgage markets, improved consumer confidence, and a reduction in foreclosures and housing vacancy rates.  Industry product sales volumes are likely to remain depressed and commodity wood product prices will largely depend on operating rates.  We expect to manage our production levels to our sales demand, which will likely cause us to operate our facilities well below their rated capacities.

About Boise Cascade

BC Holdings is a privately held company headquartered in Boise, Idaho.  Our wholly owned subsidiary, Boise Cascade, L.L.C., is a leading U.S. wholesale distributor of building products and one of the largest producers of engineered wood products and plywood in North America.  At December 31, 2008, we also owned approximately 49% of Boise Inc., a publicly traded North American paper and packaging producer listed on the New York Stock Exchange.  For more information, please visit our website at www.bc.com.

Webcast and Conference Call

BC Holdings will host an audiovisual webcast and conference call on Tuesday, March 10, at 11:00 a.m. Eastern, at which time we will review the company’s recent performance.  You can join the webcast through the BC Holdings website.  Go to http://www.bc.com and click on the link to the webcast under the News & Events heading.  Please go to the website at least 15 minutes before the start of the webcast to register and to download and install any necessary audio software.  To join the conference call, dial 800-374-0165 (international callers should dial 706-902-1407) at least 10 minutes before the start of the call.

The archived webcast will be available in News & Events (link in the About Boise Cascade section) of Boise Cascade’s website.  A replay of the conference call will be available from Tuesday, March 10, at 2:00 p.m. Eastern through Friday, April 10, at 11:59 p.m. Eastern.  Playback numbers are 800-642-1687 for U.S. calls and 706-645-9291 for international calls, and the passcode will be 81861868.

Basis of Presentation

We present our consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  Our earnings release also supplements the GAAP presentations by reflecting EBITDA.  EBITDA represents income (loss) before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  EBITDA is the primary measure used by our chief operating decision makers to evaluate segment operating performance and to decide how to allocate resources to segments.  We believe EBITDA is useful to investors because it provides a means to evaluate the operating performance of our segments and our company on an ongoing basis using criteria that are used by our internal decision makers and because it is frequently used by investors and other interested parties in the evaluation of companies.  We believe EBITDA is a meaningful measure because it presents a transparent view of our recurring operating performance and allows management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance.  For example, we believe that the inclusion of items such as taxes, interest expense, and interest income distorts management’s ability to assess and view the core operating trends in our segments.  EBITDA, however, is not a measure of our liquidity or financial performance under GAAP and should not be considered as an alternative to net income (loss), income (loss) from operations, or any other performance measure derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.  The use of EBITDA instead of net income (loss) or segment income (loss) has limitations as an analytical tool, including the inability to determine profitability; the exclusion of interest expense, interest income, change in the fair value of interest rate swaps, and associated significant cash requirements; and the exclusion of depreciation, amortization, and depletion.  Management compensates for these limitations by relying on our GAAP results.  Our measures of EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This news release contains statements that are “forward looking” within the Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this press release.  While they are based on the current expectations and beliefs of management, they are subject to a number of uncertainties and assumptions that could cause actual results to differ from the expectations expressed in this release.

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(unaudited, in thousands)

	Three Months Ended
	December 31		September 30,
	2008	2007	2008
Sales
Trade	$501,169	$1,098,138	$705,912
Related parties	15,433	143,819	21,214
	516,602	1,241,957	727,126
Costs and expenses
Materials, labor, and other operating expenses	462,162	1,075,585	627,407
Materials, labor, and other operating expenses from related parties	21,792	—	19,045
Depreciation, amortization, and depletion	8,788	10,554	8,751
Selling and distribution expenses	48,043	71,249	62,537
General and administrative expenses	6,786	21,760	7,259
General and administrative expenses from related party	2,133	—	2,506
Loss on sale of Paper and Packaging & Newsprint assets (a)	81	—	1,739
Other (income) expense, net (c) (d)	6,709	(3,538)	(3,768)
	556,494	1,175,610	725,476

Income (loss) from operations	(39,892)	66,347	1,650

Equity in net income of affiliate (a)	3,921	—	2,148
Impairment of investment in equity affiliate (e)	—	—	(208,074)
Foreign exchange loss	(1,702)	(144)	(406)
Change in fair value of contingent value rights (f)	1,296	—	2,227
Change in fair value of interest rate swaps (g)	—	(1,662)	—
Interest expense (h)	(6,242)	(26,751)	(6,263)
Interest income	1,062	1,566	1,469
	(1,665)	(26,991)	(208,899)

Income (loss) before income taxes	(41,557)	39,356	(207,249)
Income tax (provision) benefit	1,053	(259)	(391)
Net income (loss)	$(40,504)	$39,097	$(207,640)

Segment Information

(unaudited, in thousands)

	Three Months Ended
	December 31		September 30,
	2008	2007	2008
Segment sales
Building Materials Distribution	$411,472	$545,007	$584,094
Wood Products	156,037	215,952	215,057
Paper	—	397,949	—
Packaging & Newsprint	—	203,177	—
Intersegment eliminations and other	(50,907)	(120,128)	(72,025)
	$516,602	$1,241,957	$727,126

Segment income (loss)
Building Materials Distribution	$(4,833)	$4,791	$10,223
Wood Products (d)	(31,488)	(5,005)	(3,126)
Paper	—	51,609	—
Packaging & Newsprint	—	25,471	—
Corporate and Other (a) (c)	(5,273)	(10,663)	(5,853)
	(41,594)	66,203	1,244

Equity in net income of affiliate (a)	3,921	—	2,148
Impairment of investment in equity affiliate (e)	—	—	(208,074)
Change in fair value of contingent value rights (f)	1,296	—	2,227
Change in fair value of interest rate swaps (g)	—	(1,662)	—
Interest expense (h)	(6,242)	(26,751)	(6,263)
Interest income	1,062	1,566	1,469
Income (loss) before income taxes	$(41,557)	$39,356	$(207,249)

EBITDA (i)
Building Materials Distribution	$(2,913)	$6,603	$12,129
Wood Products (d)	(24,708)	3,042	3,631
Paper	—	51,857	—
Packaging & Newsprint	—	25,556	—
Corporate and Other (a) (c)	(5,185)	(10,301)	(5,765)
Equity in net income of affiliate (a)	3,921	—	2,148
Impairment of investment in equity affiliate (e)	—	—	(208,074)
Change in fair value of contingent value rights (f)	1,296	—	2,227
	$(27,589)	$76,757	$(193,704)

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Income (Loss)

(in thousands)

	Year Ended December 31
	2008 (b)	2007
Sales
Trade	$2,831,283	$4,797,795
Related parties	146,215	615,661
	2,977,498	5,413,456
Costs and expenses
Materials, labor, and other operating expenses	2,620,113	4,705,325
Materials, labor, and other operating expenses from related parties	70,026	—
Depreciation, amortization, and depletion	36,258	123,909
Selling and distribution expenses	231,545	285,633
General and administrative expenses	36,556	84,062
General and administrative expenses from related party	8,143	—
Gain on sale of Paper and Packaging & Newsprint assets (a)	(2,915)	—
Other (income) expense, net (c) (d)	10,634	(5,693)
	3,010,360	5,193,236

Income (loss) from operations	(32,862)	220,220

Equity in net loss of affiliate (a)	(11,328)	—
Impairment of investment in equity affiliate (e)	(208,074)	—
Foreign exchange gain (loss)	(1,831)	4,451
Change in fair value of contingent value rights (f)	(507)	—
Change in fair value of interest rate swaps (g)	(6,284)	3,733
Interest expense (h)	(34,313)	(96,802)
Interest income	7,691	4,083
	(254,646)	(84,535)

Income (loss) before income taxes	(287,508)	135,685
Income tax provision	(470)	(7,988)
Net income (loss)	$(287,978)	$127,697

Segment Information

(in thousands)

	Year Ended December 31
	2008 (b)	2007
Segment sales
Building Materials Distribution	$2,109,428	$2,564,007
Wood Products	795,854	1,010,167
Paper	253,508	1,596,224
Packaging & Newsprint	113,485	783,100
Intersegment eliminations and other	(294,777)	(540,042)
	$2,977,498	$5,413,456

Segment income (loss)
Building Materials Distribution	$19,511	$51,778
Wood Products (d)	(55,095)	23,605
Paper	20,718	132,325
Packaging & Newsprint	5,685	40,115
Corporate and Other (a) (c)	(25,512)	(23,152)
	(34,693)	224,671

Equity in net loss of affiliate (a)	(11,328)	—
Impairment of investment in equity affiliate (e)	(208,074)	—
Change in fair value of contingent value rights (f)	(507)	—
Change in fair value of interest rate swaps (g)	(6,284)	3,733
Interest expense (h)	(34,313)	(96,802)
Interest income	7,691	4,083
Income (loss) before income taxes	$(287,508)	$135,685

EBITDA (i)
Building Materials Distribution	$27,199	$59,151
Wood Products (d)	(27,362)	53,650
Paper	21,066	177,286
Packaging & Newsprint	5,738	77,798
Corporate and Other (a) (c)	(25,076)	(19,305)
Equity in net loss of affiliate (a)	(11,328)	—
Impairment of investment in equity affiliate (e)	(208,074)	—
Change in fair value of contingent value rights (f)	(507)	—
	$(218,344)	$348,580

Boise Cascade Holdings, L.L.C.

Consolidated Balance Sheets

(in thousands)

	December 31
	2008	2007
ASSETS

Current
Cash and cash equivalents	$275,803	$57,623
Receivables
Trade, less allowances of $1,843 and $1,664	78,393	115,209
Related parties	3,112	9
Other	5,907	7,458
Inventories	279,023	342,015
Assets held for sale	—	1,853,039
Prepaid expenses and other	1,296	5,426
	643,534	2,380,779
Property
Property and equipment, net	291,999	313,117
Fiber farms and timber deposits	8,632	24,010
	300,631	337,127

Investment in equity affiliate (a) (e)	20,985	—
Deferred financing costs	7,862	23,074
Goodwill	12,170	12,170
Intangible assets, net	9,248	9,668
Other assets	6,009	11,374
Total assets	$1,000,439	$2,774,192

Boise Cascade Holdings, L.L.C.
Consolidated Balance Sheets (continued)

(in thousands, except for equity units)

	December 31
	2008	2007
LIABILITIES AND CAPITAL

Current
Short-term borrowings	$—	$10,500
Current portion of long-term debt	—	47,250
Accounts payable
Trade	69,478	141,459
Related parties	2,195	43
Accrued liabilities
Compensation and benefits	38,228	36,909
Interest payable	3,930	7,140
Other	30,893	29,959
Liabilities related to assets held for sale	—	331,636
	144,724	604,896
Debt
Long-term debt, less current portion	315,000	1,113,313

Other
Compensation and benefits	172,275	46,981
Other long-term liabilities	12,125	17,097
	184,400	64,078
Redeemable equity units
Series B equity units — 2,920,574 and 16,622,421 units outstanding	2,920	16,992
Series C equity units — 11,016,668 and 39,069,411 units outstanding	3,037	9,489
	5,957	26,481

Commitments and contingent liabilities

Capital
Series A equity units — no par value; 66,000,000 units authorized and outstanding	81,967	78,463
Series B equity units — no par value; 550,000,000 units authorized; 532,414,853 units and 530,356,601 units outstanding	268,391	876,693
Series C equity units — no par value; 44,000,000 units authorized; 11,183,000 units and zero units outstanding	—	10,268
Total capital	350,358	965,424
Total liabilities and capital	$1,000,439	$2,774,192

Boise Cascade Holdings, L.L.C.
Consolidated Statements of Cash Flows

(in thousands)

	Year Ended December 31
	2008	2007
Cash provided by (used for) operations
Net income (loss)	$(287,978)	$127,697
Items in net income (loss) not using (providing) cash
Equity in net loss of affiliate	11,328	—
Impairment of investment in equity affiliate	208,074	—
Depreciation, depletion, and amortization of deferred financing costs and other	37,783	129,289
Related-party interest income	(2,760)	—
Deferred income taxes	(142)	4,195
Pension and other postretirement benefit expense	17,078	25,366
Gain on changes in retiree healthcare programs	—	(4,367)
Change in fair value of contingent value rights	507	—
Change in fair value of interest rate swaps	6,284	(3,733)
Management equity units expense, net of expense related to the Sale	1,542	3,110
Gain on sale of assets, net	(10,903)	(2,354)
Loss on sale of note receivable from related party	8,357	—
Facility closure costs	10,796	—
Other	1,797	(3,819)
Decrease (increase) in working capital, net of dispositions
Receivables	6,226	34,156
Inventories	62,994	(29,397)
Prepaid expenses and other	5,501	679
Accounts payable and accrued liabilities	(79,312)	(31,804)
Pension and other postretirement benefit payments	(20,959)	(1,117)
Current and deferred income taxes	(1,871)	1,077
Other	1,223	1,113
Cash provided by (used for) operations	(24,435)	250,091
Cash provided by (used for) investment
Proceeds from sale of assets, net of cash contributed	1,270,976	27,797
Proceeds from sale of note receivable from related party, net	52,737	—
Expenditures for property and equipment	(51,867)	(187,972)
Increase in restricted cash	(183,290)	(200,000)
Decrease in restricted cash	183,290	200,000
Additional Consideration Agreement payment	—	(32,542)
Other	(402)	6,065
Cash provided by (used for) investment	1,271,444	(186,652)
Cash provided by (used for) financing
Issuances of long-term debt	240,000	1,085,000
Payments of long-term debt	(1,085,563)	(1,138,337)
Short-term borrowings	(10,500)	7,300
Tax distributions to members	(128,058)	(2,753)
Repurchase of management equity units	(28,634)	(993)
Cash paid for termination of interest rate swaps	(11,918)	—
Proceeds from changes to interest rate swaps	—	2,848
Other	(4,156)	(4,050)
Cash used for financing	(1,028,829)	(50,985)
Increase in cash and cash equivalents	218,180	12,454
Balance at beginning of the period	57,623	45,169
Balance at end of the period	$275,803	$57,623

Summary Notes to Consolidated Financial Statements and Segment Information

The Consolidated Statements of Income (Loss), Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information do not include all Notes to Consolidated Financial Statements and should be read in conjunction with the company’s 2008 Annual Report on Form 10-K.  Net income (loss) for all periods presented involved estimates and accruals.

(a)          On February 22, 2008, Boise Cascade, L.L.C., our wholly owned direct subsidiary, sold the Paper and Packaging & Newsprint assets, and most of our Corporate and Other assets (the Sale), to Boise Inc. (formerly Aldabra 2 Acquisition Corp.) for cash and securities equal to $1.6 billion, plus working capital adjustments.  In connection with the Sale, we recognized $(0.1) million, $2.9 million and $(1.7) million in “Gain (loss) on sale of Paper and Packaging & Newsprint assets” in the Corporate and Other segment in our Consolidated Statements of Loss during the three months and year ended December 31, 2008, and three months ended September 30, 2008.  After the Sale, we continue to own 100% of our Building Materials Distribution and Wood Products segments.  Immediately following the Sale, Boise Cascade, L.L.C., distributed the equity securities received in the transaction to us.  Subsequent to the transaction, we recorded our investment in Boise Inc. in “Investment in equity affiliate” on our Consolidated Balance Sheet and our share of Boise Inc.’s net income (loss) in “Equity in net income (loss) of affiliate” in our Consolidated Statements of Loss.  For more information related to the Sale, see the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2008.

(b)         The equity interest that we own in Boise Inc. represents a significant continuing involvement.  As a result, the operating results of the Paper and Packaging & Newsprint businesses are included in continuing operations through February 21, 2008.

(c)          In 2008, we sold a promissory note from Boise Inc. for $52.7 million, after selling expenses, and we recorded an $8.4 million loss on the sale in “Other (income) expense, net” in the Corporate and Other segment in our Consolidated Statements of Loss for the year ended December 31, 2008.

The year ended December 31, 2007, included a $4.4 million gain for changes in our retiree healthcare programs.

(d)         During the three months ended September 30, 2008, we sold our wholly owned subsidiary in Brazil, Boise Cascade do Brasil LTDA., and we permanently closed our veneer operation in St. Helens, Oregon.  In December 2008, we committed to closing the plywood manufacturing facility in White City, Oregon, which is scheduled to occur in March 2009.  For these items, we recorded $7.3 million, $3.6 million, and $(5.0) million of (income) expense in “Other (income) expense, net” in the Wood Products segment in our Consolidated Statements of Loss for the three months and year ended December 31, 2008, and three months ended September 30, 2008.

(e)          In September 2008, we concluded that our investment in Boise Inc. met the definition of other than temporarily impaired as defined in APB Opinion No. 18, The Equity Method of Accounting for Investments in Common Stock.  Accordingly, we recorded a $208.1 million charge in “Impairment of investment in equity affiliate” in our Consolidated Statements of Loss for the year ended December 31, 2008, and three months ended September 30, 2008.  For more information, see the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2008.

(f)            The three months and year ended December 31, 2008, included $1.3 million of income and $0.5 million of expense related to the change in the fair value of the contingent value rights (CVRs) that we and Terrapin Partners Venture Partnership granted to certain Boise Inc. investors in connection with the Sale.  The three months ended September 30, 2008, included $2.2 million of income related to the fair value of the CVRs.  For more information related to the CVRs, see the Notes to Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2008.

(g)         The three months ended December 31, 2007, included $3.0 million of income related to the change in the fair value of interest rate swaps in connection with the repayment of debt, offset by $4.6 million of expense related to changes in the fair value of our interest rate swaps that we accounted for as economic hedges.

The year ended December 31, 2007, included $8.4 million of income related to the change in the fair value of interest rate swaps in connection with the repayment of some of our variable-rate debt, partially offset by $4.6 million of expense related to changes in the fair value of our interest rate swaps that we accounted for as economic hedges.  We terminated all of our interest rate swaps in February 2008.

(h)         Relative to the three months and year ended December 31, 2007, the decrease in interest expense is primarily attributable to the significant reduction in our long-term debt.  We used the majority of the proceeds from the Sale to pay down long-term debt.

(i)             EBITDA represents income before interest (interest expense, interest income, and change in fair value of interest rate swaps), income taxes, and depreciation, amortization, and depletion.  The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.LC., EBITDA for the three months ended December 31, 2008 and 2007, and September 30, 2008:

	Three Months Ended
	December 31		September 30,
	2008	2007	2008
	(unaudited, in thousands)

BC Holdings, L.L.C., net income (loss)	$(40,504)	$39,097	$(207,640)
Change in fair value of interest rate swaps (g)	—	1,662	—
Interest expense (h)	6,242	26,751	6,263
Interest income	(1,062)	(1,566)	(1,469)
Income tax provision (benefit)	(1,053)	259	391
Depreciation, amortization, and depletion	8,788	10,554	8,751
BC Holdings, L.L.C., EBITDA	(27,589)	76,757	(193,704)
Loss on sale of note receivable from related party (c)	—	—	44
Equity in net income of affiliate (a)	(3,921)	—	(2,148)
Impairment of investment in equity affiliate (e)	—	—	208,074
Boise Cascade, L.L.C., EBITDA	$(31,510)	$76,757	$12,266

The following table reconciles BC Holdings, L.L.C., net income (loss) to BC Holdings, L.L.C., EBITDA and Boise Cascade, L.L.C., EBITDA for the years ended December 31, 2008 and 2007:

	Year Ended December 31
	2008	2007
	(in thousands)

BC Holdings, L.L.C., net income (loss)	$(287,978)	$127,697
Change in fair value of interest rate swaps (g)	6,284	(3,733)
Interest expense (h)	34,313	96,802
Interest income	(7,691)	(4,083)
Income tax provision	470	7,988
Depreciation, amortization, and depletion	36,258	123,909
BC Holdings, L.L.C., EBITDA	(218,344)	348,580
Loss on sale of note receivable from related party (c)	8,357	—
Equity in net loss of affiliate (a)	11,328	—
Impairment of investment in equity affiliate (e)	208,074	—
Boise Cascade, L.L.C., EBITDA	$9,415	$348,580